UL SOLUTIONS INC. EARNINGS PRESENTATION Q1 2024 May 20, 2024 UL SOLUTIONS INC.

FORWARD LOOKING STATEMENTS This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, about UL Solutions' (the "Company") financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “may,” “will,” “should,” “would,” “likely,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” and variations of these terms and similar expressions, or the negative of these terms or similar expressions in connection with any discussion of future operating or financial performance or business plans or prospects. Factors that could cause actual results to differ materially include, but are not limited to, the following: falsification of or tampering with our reports or certificates; increases in self-certification of products in industries in which we provide services or corresponding decreases in third-party certifications; any conflict of interest or perceived conflict of interest between our testing, inspection and certification services and our enterprise and advisory services; increased competition in industries in which we participate; ineffectiveness of our portfolio management techniques and strategies; adverse market conditions or adverse changes in the political, social or legal condition in the markets in which we operate; failure to effectively implement our growth strategies and initiatives; increased government regulation of industries in which we operate; adverse government actions in respect of our operations, including enforcement actions related to environmental, health and safety matters; failure to retain and increase capacity at our existing facilities or build new facilities in a timely and cost-effective manner; failure to comply with applicable laws and regulations in each jurisdiction in which we operate, including environmental laws and regulations; fluctuations in foreign currency exchange rates; imposition of or increases in customs duties and other tariffs; deterioration of relations between the United States and countries in which we operate, including China; changes in labor regulations in jurisdictions in which we operate; changes in labor relations and unionization efforts by our employees; failure to recruit, attract and retain key employees, including through the implementation of diversity, equity and inclusion initiatives, and the succession of senior management; failure to recruit, attract and retain sufficient qualified personnel to meet our customers’ needs; past and future acquisitions, joint ventures, investments and other strategic initiatives; increases in raw material prices, fuel prices and other operating costs; changes in services we deliver or products we use; inability to develop new solutions or the occurrence of defects, failures or delay with new and existing solutions; increase in uninsured losses; ineffectiveness of deficiencies in our enterprise risk management program; volatility in credit markets or changes in our credit rating; actions of our employees, agents, subcontractors, vendors and other business partners; failure to maintain relationships with our customers, vendors and business partners; consolidation of our customers and vendors; disruptions in our global supply chain; changes in access to data from external sources; pending and future litigation, including in respect of our testing, inspection and certification services; allegations concerning our failure to properly perform our offered services; changes in the regulatory environment for our industry or the industries of our customers; delays in obtaining, failure to obtain or the withdrawal or revocation of our licenses, approvals or other authorizations; changes in our accreditations, approvals, permits or delegations of authority; issues with the integrity of our data or the databases upon which we rely; failure to manage our SaaS hosting network infrastructure capacity or disruptions in such infrastructure; cybersecurity incidents and other technology disruptions; risks associated with intellectual property, including potential infringement; compliance with agreements and instruments governing our indebtedness and the incurrence of new indebtedness; interest rate increases; volatility in the price of our Class A common stock; actions taken by, and control exercised by, ULSE Inc.; ineffectiveness in, or failure to maintain, our internal control over financial reporting; negative publicity or changes in industry reputation; changes in tax laws and regulations, resolution of tax disputes or imposition of audit examinations; failure to generate sufficient cash to service our indebtedness; constraints imposed on our ability to operate our business or make necessary capital investments due to our outstanding indebtedness; natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses, such as new variants of COVID-19; and other risks discussed in our filings with the Securities and Exchange Commission. Changes in such assumptions or factors could produce materially different results. A further description of these and other factors is located in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the first quarter of 2024 and in our subsequent Quarterly Reports and Current Reports. The information contained in this presentation is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments. Non-GAAP Measures In addition to financial measures based on generally accepted accounting principles in the United States ("U.S. GAAP"), this presentation includes supplemental non-GAAP financial information. Management uses non-GAAP measures in addition to U.S. GAAP measures to understand and compare operating results across periods and for forecasting and other purposes, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income margin, Adjusted Diluted Earnings Per Share, Free Cash Flow, Free Cash Flow margin, and Net Leverage. Management believes these non-GAAP measures reflect results in a manner that enables, in some instances, more meaningful analysis of trends and facilitates comparison of results across periods. These non-GAAP financial measures have no standardized meaning presented in U.S. GAAP and may not be comparable to other similarly titled measures used by other companies due to potential differences between the companies in calculations. The use of these non-GAAP measures has limitations and they should not be considered as substitutes for measures of financial performance and financial position as prepared in accordance with GAAP. Reconciliations and definitions of each non-GAAP measure are included in the appendix to this presentation. 2

Jennifer Scanlon President and Chief Executive Officer Company Overview and Highlights Ryan Robinson Executive Vice President and Chief Financial Officer Financial Review and Outlook PRESENTERS 3

Strong Q1 2024: 6.5% Revenue growth, 7.5% Organic1 3.4% Net income growth, 13.0% Adjusted Net Income2 increase Adjusted EBITDA2 up 18.0% Megatrends continue to propel growth, led by the “Electrification of Everything” NYSE: ULS Completed upsized IPO and listed on April 12 WELCOME 4 TO THE FIRST UL SOLUTIONS EARNINGS CALL 1Refer to Organic definition in the Appendix. 2Adjusted Net Income and Adjusted EBITDA are non-GAAP measures. Refer to the Appendix to this presentation for definitions and reconciliations to the most directly comparable GAAP financial measures.

~$2.7B 2023 revenue $563M 2023 Adjusted EBITDA1 15,000+ UL Solutions employees serving customer needs 80,000+ customers including approximately 60% of the Fortune 500 and Global 500 Served customers in 110+ countries 35+ Industries served Our trusted and iconic UL Mark has appeared on billions of products since its introduction in 1906 Invested ~$2.6B In 54 acquisitions and organic capital investments (2010-2023) 91 Locations with labs UL SOLUTIONS AT A GLANCE 5 Source: As of December 31st, 2023 except where noted 1Adjusted EBITDA is a non-GAAP measure. Refer to the Appendix to this presentation for definition and reconciliation to the most directly comparable GAAP financial measure.

UL SOLUTIONS OVERVIEW

- A leading global business services company focused on independent testing, inspection and certification (TIC)
- Dedicated to safety science since 1894[1]
- Strong brand recognition and differentiation through engineering and safety sciences
- The UL Mark is recognized as one of the most iconic symbols of safety in the world

Constant and Attractive Revenue Growth (2011-2023)



CAGR: 6.9%
$1.2B
$2.7B
2011[2]
2023

[1] As part of the nonprofit Underwriters' Electrical Bureau, a predecessor to Underwriters Laboratories and UL Solutions.
[2] Revenue for 2011 includes $81 million for UL-CCIC Company Limited, a joint venture interest of UL Solutions that was originally reported using the equity method of accounting.
[3] Revenue by geography shows breakdown by customer location.
[4] Represents revenue from Greater China – mainland China, Hong Kong and Taiwan.

Revenue Breakdown (2023)



Segments
13%
87%
44%
43%

- Consumer
- Industrial
- Software and Advisory
- Testing, Inspection and Certification



Customer Geographies[4]
4%
13%
42%
18%
23%

- US
- China[4]
- Europe, Middle East and Africa
- Asia Pacific
- Other Americas

Four Major Service Categories

- Certification testing 27%
- Non-certification testing and other services 30%
- Ongoing certification services 33%
- Software 10%

UL Solutions 6

UL SOLUTIONS IS A GLOBAL LEADER

WITH #1 PRODUCT TIC MARKET SHARE (BY REVENUE)[1]

Global TIC market



~$38B
Product TIC
~$61B
Nonproduct TIC
~$142B
Insourced TIC
(product and nonproduct)
~$240B



7%
27%
66%
$38B
Global product TIC market
UL Solutions
Next top 10
All others

1. Mission-driven growth company
2. Dedicated to applied safety science and ESG
3. Long-term customer relationships — reinforced by our iconic UL Mark — provide recurring revenue streams
4. Global scale and operating leverage
5. Healthy balance sheet and disciplined capital allocation strategy

Source: 2022 market data based on UL Solutions estimates.
[1] Outsourced product TIC market.

UL Solutions 7

RECENT UPDATES 8 Industrial Consumer Software & Advisory Korea Battery Lab North America Retail Center of Excellence ULTRUSTM Largest laboratory investment in the retail and consumer products sectors in our history 100,000-square-foot space serving North American retail industry customers New brand that unites our flagship software to help customers meet regulatory, supply chain, and sustainability challenges New facility in South Korea provides evaluation, certification and analysis services tailored to EV battery systems, giving customers improved access to the latest safety technology to increase innovation and speed to market

Q1 2024 REVENUE +7.5% ORGANIC1 1Refer to Organic, FX and Acquisition definitions in Appendix. 9 Q1 2023 Industrial Organic1 Consumer Organic1 S&A Organic1 Q1 2024 Organic1 FX1 Acquisition1 Q1 2024 $1M $629 $4 $676 $670$16 $27 ($7M) $ in millions

Q1 ADJUSTED EBITDA1 PERFORMANCE +18.0% 1Adjusted EBITDA is a non-GAAP measure. Refer to the Appendix to this presentation for definition and reconciliation to the most directly comparable GAAP financial measure 2Refer to Organic, FX and Acquisition definitions in Appendix. 10 Q1 2023 Organic2 Revenue Organic2 Expenses Q1 2024 Organic2 FX2 Acquisition2 Q1 2024 $111 $47 ($23) $135 ($1) ($3) $131 $ in millions

Q1 ADJUSTED NET INCOME1 PERFORMANCE +13% 1Adjusted Net Income and Adjusted Net Income margin are non-GAAP financial measures. Refer to the Appendix to this presentation for definitions and reconciliations to their most directly comparable GAAP financial measures. 2Other includes FX, acquisitions or disposals of business and tax. 3Refer to Organic definition in Appendix. 11 $ in millions % Adjusted Net Income Margin1 2023 Actual Organic3 Revenue Organic3 Expenses Interest Other2 2024 Actual $47 $54 $(28) $(7) $(5) $61 8.6%1 9.1%1

INDUSTRIAL 1Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. Refer to the Appendix to this presentation for definitions and reconciliations to their most directly comparable GAAP financial measures. 9.3% Revenue Growth (+10.0% Organic) • Robust industrial electrical product, renewable energy, and component market demand • Bolstered by new lab capacity Adjusted EBITDA1 increased $6M; Adjusted EBITDA margin decreased 40 bps • Reflects increased professional fees and employee benefit costs offset by reduced long-term incentive expenses Business divestiture on May 1st, 2024 • Completed divestiture of payments testing business; ($40M) annualized revenue impact Q1 2024 RESULTS $270 $295 Q1 2023 Q1 2024 Industrial Revenue $ in millions +9.3% $80 $86 Q1 2023 Q1 2024 +7.5%29.6% 29.2% Industrial Adjusted EBITDA1 and Adjusted EBITDA margin1%

CONSUMER 1Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. Refer to the Appendix to this presentation for definitions and reconciliations to their most directly comparable GAAP financial measures. 13 4.0% Revenue Growth (+5.8% Organic) • Strength in EMC (electromagnetic compatibility) testing for automotive and consumer electronics • Improved retail demand, led by North America Adjusted EBITDA1 increased $14M; Adjusted EBITDA margin increased 460 bps • 2023 actions provided improved cost structure • Comparison period included higher severance and incentive expenses Q1 2024 RESULTS Consumer Revenue $ in millions +4.0% $21 $35 Q1 2023 Q1 2024 +66.7% 7.6% 12.2% Consumer Adjusted EBITDA1 and Adjusted EBITDA margin1% $275 $286 Q1 2023 Q1 2024

SOFTWARE AND ADVISORY 1Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. Refer to the Appendix to this presentation for definitions and reconciliations to their most directly comparable GAAP financial measures. 14 6.0% Revenue Growth (+4.8% Organic) • Advisory, led by renewables, buoyed growth • ULTRUS software brand launch improves customer experience and unifies technology infrastructure Adjusted EBITDA1 remained flat: Adjusted EBITDA margin decreased 70 bps • Reflects increased employee benefit costs Q1 2024 RESULTS Software & Advisory Revenue $84 $89 Q1 2023 Q1 2024 $ in millions +6.0% $10 $10 Q1 2023 Q1 2024 +0.0%11.9% 11.2% Software & Advisory Adjusted EBITDA1 and Adjusted EBITDA margin1%

LTM CASH FLOW 1Free Cash Flow, Free Cash Flow margin, Adjusted EBITDA and Net Leverage are non-GAAP measures. Refer to the Appendix to this presentation for definitions and reconciliations to their most directly comparable GAAP financial measures. 2Last 12 months as of March 31, 2023 3Last 12 months as of March 31, 2024 15 • Continued strong Free Cash Flow1 generation of $84M in Q1 2024 • Significant investment in energy transition opportunities underway • Q1 2024 long-term incentive plan payouts skews comparisons; comparable payouts occurred in Q2 2023 • Net Leverage1 of 0.9 times net debt to trailing twelve months Adjusted EBITDA1 $428 $447 $184 $209 $244 $238 LTM Q1 2023 LTM Q1 2024 Chart Title Operating Cash Flow Capital Expenditures Free Cash Flow LTM Cash Flow 9.7% 8.8%Free Cash Flow margin1% 1 2 3 $ in millions

FULL-YEAR 2024 OUTLOOK 16 • Mid-single digit steady constant currency, organic1 revenue growth is expected to continue – “Electrification of Everything” along with Digitalization and Sustainability megatrends are fueling growth in all segments – Divestiture of Industrial payments testing business will reduce revenue by an annualized amount of ~$40M • Adjusted EBITDA margin2 improvement expected from increased productivity • Capital expenditures expected to remain at ~7-8% revenue • Tuck-in acquisition opportunities continue to be pursued The Company’s 2024 outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve the results expressed by this outlook. 1Refer to Organic definition in the Appendix. 2Adjusted EBITDA margin is a non-GAAP measure. Refer to the Appendix to this presentation for definition.

SUMMARY 17 Strong Q1 resulted from focused execution – All operating segments and geographies contributed to revenue growth – Improvement in Adjusted EBITDA margins1 was driven by outsized Industrial revenue growth and Consumer efficiencies, aided by reduced long-term incentive expense – Our new ULTRUS software brand unites our flagship regulatory, supply chain and sustainability offerings in Software & Advisory – Ended quarter with strong financial profile positioned for growth, profitability, and durable Free Cash Flow1 generation as a newly public company 1Adjusted EBITDA margin and Free Cash Flow are non-GAAP measures. Refer to the Appendix to this presentation for definitions.

APPENDIX

COMPONENTS OF REVENUE CHANGE

(in millions, unless otherwise stated)	Three Months Ended March 31, 2024					
	Organic[1]	Acquisition[2]	FX[3]	Total	Organic % Change	Total % Change
Revenue change						
Industrial	$ 27	$ 1	$ (3)	$ 25	10.0 %	9.3 %
Consumer	16	(1)	(4)	11	5.8 %	4.0 %
Software and Advisory	4	1	—	5	4.8 %	6.0 %
Total	$ 47	$ 1	$ (7)	$ 41	7.5 %	6.5 %

[1]Organic reflects change in a given period excluding Acquisition and FX in that same year, expressed in dollars or as a percentage.

[2]Acquisition is calculated as change in a given period related to acquisitions or disposals of businesses using prior period exchange rates, expressed in dollars or as a percentage. The impact from an acquisition or disposal is measured as Acquisition for the initial twelve month period following the acquisition or disposal date. Subsequently, the impact from the acquired or disposed business is measured as Organic.

[3]FX reflects the impact that foreign currency exchange rates have in a given period, expressed in dollars or as a percentage. The Company uses constant currency to calculate by translating current period activity at prior period exchange rates, expressed as a percentage.

UL Solutions 19

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN1 2 (NON-GAAP MEASURE) Twelve Months Ended December 31, Three Months Ended March 31, (in millions, unless otherwise stated) 2023 2024 2023 Net income $ 276 $ 60 $ 58 Depreciation and amortization expense 154 41 36 Interest expense 35 15 8 Other expense (income), net (13) 3 (5) Income tax expense 70 13 14 Goodwill impairment 37 — — Restructuring 4 (1) — Adjusted EBITDA1 $ 563 $ 131 $ 111 Revenue $ 2,678 $ 670 $ 629 Net income margin 10.3% 9.0% 9.2% Adjusted EBITDA margin2 21.0% 19.6% 17.6% 1 The Company defines Adjusted EBITDA as net income adjusted for depreciation and amortization expense, interest expense, other expense (income), income tax expense, as well as stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable. The Company believes that the presentation of Adjusted EBITDA provides additional information to investors about certain non-cash items and unusual items that are not expected to continue at the same level in the future. Further, the Company believes Adjusted EBITDA provides a meaningful measure of business performance and provides a basis for comparing its performance to that of other peer companies using similar measures. There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest expense, income tax expense, stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affects the Company's net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP 2 Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of revenue. 20

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN1 2 (NON-GAAP MEASURE) BY SEGMENT Three Months Ended March 31, (in millions, unless otherwise stated) 2024 2023 Industrial Segment operating income $ 75 $ 72 Depreciation and amortization expense 11 8 Adjusted EBITDA1 $ 86 $ 80 Revenue $ 295 $ 270 Operating income margin 25.4% 26.7 % Adjusted EBITDA margin2 29.2% 29.6 % Consumer Segment operating income $ 17 $ 3 Depreciation and amortization expense 19 18 Restructuring (1) — Adjusted EBITDA1 $ 35 $ 21 Revenue $ 286 $ 275 Operating income margin 5.9% 1.1 % Adjusted EBITDA margin2 12.2% 7.6 % Software and Advisory Segment operating loss $ (1) $ — Depreciation and amortization expense 11 10 Adjusted EBITDA1 $ 10 $ 10 Revenue $ 89 $ 84 Operating income margin (1.1)% — % Adjusted EBITDA margin2 11.2% 11.9% 21 1See definition on previous slide. 2See definition on previous slide.

1 The Company defines Adjusted Net Income as net income adjusted for other expense (income), stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable, each net of tax. The Company believes that the presentation of Adjusted Net Income provides additional information to investors about certain non-cash items and unusual items that are expected to continue at the same level in the future. Further, the Company believes Adjusted Net Income provides a meaningful measure of business performance and provides a basis for comparing its performance to that of other peer companies using similar measures. There are material limitations to using Adjusted Net Income. Adjusted Net Income does not take into account certain significant items, including other expense (income), stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company's net income, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted Net Income in conjunction with net income as calculated in accordance with GAAP. 2Adjusted Net Income margin is calculated as Adjusted Net Income as a percentage of revenue 3The Company computed the tax effect of adjustments to net earnings by applying the statutory tax rate in the relevant jurisdictions to the income or expense items that are adjusted in the period presented. If a valuation allowance exists, the rate applied is zero. 4Other expense (income), net consists primarily of non-operating gains and losses, income and expenses related to the revaluation performed on designated balance sheet accounts, gains and losses on foreign currency transactions, investment income, equity in earnings of non-consolidated affiliates and non-operating pension and postretirement benefit expenses. ADJUSTED NET INCOME AND ADJUSTED NET INCOME MARGIN1 2 (NON-GAAP MEASURE) Three Months Ended March 31, (in millions, unless otherwise stated) 2024 2023 Net income $ 60 $ 58 Other expense (income), net4 3 (5) Restructuring (1) — Tax effect of adjustments3 (1) 1 Adjusted Net Income1 $ 61 $ 54 Revenue $670 $629 Net income margin 9.0% 9.2% Adjusted Net Income margin2 9.1% 8.6% 22

1 The Company defines Adjusted Diluted Earnings Per Share as diluted earnings per share attributable to stockholder of UL Solutions adjusted for other expense (income), stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable. The Company believes that the presentation of Adjusted Diluted Earnings Per Share provides additional information to investors about certain non-cash items and unusual items that are expected to continue at the same level in the future. Further, the Company believes Adjusted Diluted Earnings Per Share provides a meaningful measure of business performance and provides a basis for comparing its performance to that of other peer companies using similar measures. There are material limitations to using Adjusted Diluted Earnings Per Share. Adjusted Diluted Earnings Per Share does not take into account certain significant items, including other expense (income), stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses which directly affect the Company's diluted earnings per share, as applicable. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted Diluted Earnings Per Share in conjunction with diluted earnings per share as calculated in accordance with GAAP. 2Diluted earnings per share and Adjusted Diluted Earnings Per Share have been adjusted for the period ended March 31, 2023 to reflect a 2-for-1 forward split of the Company's Class A common stock effected on November 20, 2023. 3The Company computed the tax effect of adjustments to net earnings by applying the statutory tax rate in the relevant jurisdictions to the income or expense items that are adjusted in the period presented. If a valuation allowance exists, the rate applied is zero. ADJUSTED DILUTED EARNINGS PER SHARE1 (NON-GAAP MEASURE) Three Months Ended March 31, 2024 2023 Diluted earnings per share2 $ 0.28 $ 0.28 Other expense (income), net 0.02 (0.03) Restructuring (0.01) — Tax effect of adjustments3 (0.01) 0.01 Adjusted Diluted Earnings Per Share1 $ 0.28 $ 0.26 23

FREE CASH FLOW[1] (NON-GAAP MEASURE)

(in millions, unless otherwise stated)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	LTM[2] March 31, 2024	LTM[2] March 31, 2023
Net cash provided by operating activities	$ 141	$ 161	447	$ 428
Capital expenditures	(57)	(63)	(209)	(184)
Free Cash Flow[1]	$ 84	$ 98	$ 238	$ 244
Revenue	$ 670	$ 629	$ 2,719	$ 2,526
Net cash provided by operating activities margin	21.0 %	25.6 %	16.4 %	16.9 %
Free Cash Flow margin[3]	12.5 %	15.6 %	8.8 %	9.7 %

[1]The Company defines Free Cash Flow as cash from operating activities less cash outlays related to capital expenditures. The Company defines capital expenditures to include purchases of property, plant and equipment and capitalized software. These items are subtracted from cash from operating activities because they represent long-term investments that are required for normal business activities. The Company uses Free Cash Flow as an additional liquidity measure and believes it provides useful information to investors about the cash generated from its core operations that may be available to repay debt, make other investments and return cash to stockholders. There are material limitations to using Free Cash Flow. Free Cash Flow adjusts for cash items that are ultimately within management's discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Free Cash Flow in conjunction with net cash provided by operating activities as calculated in accordance with GAAP.

[2]Last 12 months

[3]Free Cash Flow margin is calculated as Free Cash Flow as a percentage of revenue

UL Solutions 24

1The Company defines Adjusted EBITDA as net income adjusted for depreciation and amortization expense, interest expense, other expense (income), income tax expense, as well as stock-based compensation expense for equity-settled awards, material asset impairment charges and restructuring expenses, as applicable. 2Last 12 months 3Net Leverage is calculated as total debt less cash and cash equivalents divided by Adjusted EBITDA NET LEVERAGE3 (NON-GAAP MEASURE) 25 LTM2 March 31, (in millions, unless otherwise stated) 2024 Term loans $ 500 Revolving credit facility 85 6.500% senior notes due 2028 300 Total debt $ 885 Cash and cash equivalents 344 Total debt net of cash and cash equivalents $ 541 Adjusted EBITDA1 583 Net Leverage3 0.9